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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): April 8, 1999

                             ----------------------

                         Commission File Number 0-22010

                             ----------------------

                               THOMAS GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     72-0843540
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

5221 N. O'CONNOR BOULEVARD, SUITE 500
           IRVING, TEXAS                                75039-3714
(Address of principal executive office)                 (Zip Code)


                                 (972) 869-3400
              (Registrant's telephone number, including area code)


ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On April 9, 1999, the Audit Committee of the Board of Directors of Thomas Group, Inc. (the "Company") approved the engagement of Ernst & Young, LLP as the Company's independent accountants to audit the financial statements of the Company.

On April 8, 1999, BDO Seidman, LLP ("BDO"), who previously audited the Company's financial statements, was dismissed by the Audit Committee of the Company's Board of Directors as the Company's independent accountants.




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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT (CONTINUED)

The reports of BDO on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's financial statements for the two most recent fiscal years ended December 31, 1998 and 1997 and in the subsequent interim period through April 8, 1999, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report on the financial statements for such years.

The Company requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated April 9, 1999, is filed as Exhibit 16 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. Exhibit 16, the letter from BDO Seidman, LLP regarding the foregoing change in certifying accountants, is attached in accordance with the provisions of Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THOMAS GROUP, INC


Date: April 13, 1999                         /s/ J. Thomas Williams
                                             -----------------------------------
                                                 J. Thomas Williams
                                                 Chief Executive Officer

Date: April 13, 1999                         /s/ Leland L. Grubb
                                             -----------------------------------
                                                 Leland L Grubb
                                                 Chief Financial Officer


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                               INDEX TO EXHIBITS

Exhibit No.                   Description
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
16                            Letter from BDO Siedman, LLP